Exhibit 5.1

Proskauer Rose LLP Eleven Times Square New York, NY 10036-8299

June 26, 2026

Niagen Bioscience, Inc.

10900 Wilshire Blvd., Suite 600

Los Angeles, CA 90024

Ladies and Gentlemen:

We have acted as counsel for Niagen Bioscience, Inc., a Delaware corporation (the “Company”), with respect to the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) by the Company under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale by the Company from time to time pursuant to Rule 415 under the Securities Act of up to an aggregate offering price of $125,000,000 of (i) shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), (ii) debt securities of the Company (“Debt Securities”), (iii) warrants to purchase Common Stock or Debt Securities (“Warrants”), (iv) units consisting of two or more securities described above in any combination (the “Units”), and (v) up to $50,000,000 of shares of Common Stock (the “Sales Agreement Shares”) that may be sold pursuant to the Prospectus (as defined below) and the prospectus supplement relating to the Sales Agreement Shares contained in the Registration Statement (the “Sales Agreement Prospectus Supplement”). The Common Stock, including the Sales Agreement Shares, the Debt Securities, the Warrants, and the Units are collectively referred to herein as the “Securities.” The Securities may be sold from time to time by the Company as set forth in the Registration Statement, the prospectus contained within the Registration Statement (the “Prospectus”), the Sales Agreement Prospectus Supplement and any other supplements to the Prospectus.

We have examined: (i) the Registration Statement; (ii) the Prospectus; (iii) the Sales Agreement Prospectus Supplement; (iv) the Amended and Restated Bylaws of the Company; (v) the Amended and Restated Certificate of Incorporation of the Company, as amended to date; (vi) the Sales Agreement, dated June 26, 2026, by and among the Company, Canaccord Genuity LLC and Roth Capital Partners, LLC (the “Sales Agreement”); (vii) the form of indenture (the “Indenture”) to be entered into between the Company and a trustee or bank named therein (the “Trustee”) and filed as an exhibit to the Registration Statement; and (viii) such other documents as we have deemed necessary or appropriate for purposes of this opinion.

In connection with this opinion, we have assumed that:

(1)	the Trustee will have the requisite organizational and legal power and authority to perform its obligations under the Indenture;

(2)	prior to the delivery of any Security, the Board of Directors of the Company (the “Board”) shall have duly established the terms of such Security and duly authorized the issuance and sale of such Security and such authorization shall not have been modified or rescinded;

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June 26, 2026

(3)	the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness shall not have been terminated or rescinded;

(4)	a prospectus supplement (excluding the Sales Agreement Prospectus Supplement related to the Sales Agreement Shares) will have been prepared and filed with the Commission describing the Securities offered thereby;

(5)	all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement;

(6)	a definitive purchase, underwriting or similar agreement with respect to any Securities (excluding the Sales Agreement with respect to the Sales Agreement Shares with respect to the Company) will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

(7)	there shall be no change in law affecting the validity of any of the Securities (between the date hereof and the date of issuance and sale of such Securities); and

(8)	all parties to agreements involving the issuance or sale of the Securities will perform their obligations thereunder in compliance with the terms of such documents.

Based upon and subject to the foregoing, we are of the opinion that,

(1)	With respect to the Common Stock (other than the Sales Agreement Shares), when (i) the Board (or a duly constituted and acting committee thereof) has taken all necessary action to approve the issuance and sale of the Common Stock, the terms of the offering thereof and related matters, (ii) such shares of Common Stock have been issued and delivered in accordance with the provisions of any applicable convertible or exchangeable security, definitive purchase, underwriting or other agreement binding on the Company and the terms approved by the Board (or a duly constituted and acting committee thereof) and (iii) the Company has received payment of the cash or other lawful consideration provided to be paid for the Common Stock, which consideration shall not be less than the par value thereof, such shares of Common Stock will be legally issued, fully paid and non-assessable.

June 26, 2026

(2)	With respect to the Debt Securities, when (i) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (ii) the Board (or a duly constituted and acting committee thereof) has taken all necessary action to approve the issuance of the Debt Securities, the terms of the offering thereof and related matters, and (iii) the Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Company, and upon payment of the consideration therefor or provided for therein, then the Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally and general principles of equity.

(3)	With respect to the Warrants, when (i) the Board (or a duly constituted and acting committee thereof) has taken all necessary action to approve the issuance and establish the terms of the Warrants, the terms of the offering of such Warrants, and related matters, (ii) a Warrant Agreement has been duly executed and delivered by the Company and a Warrant Agent, (iii) the Warrant certificates have been duly executed, authenticated or countersigned, issued and delivered in accordance with the terms of the relevant Warrant Agreement (assuming the Securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action), and upon payment of the consideration therefor or provided for therein, then the Warrants will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally and general principles of equity.

(4)	With respect to the offering of the Sales Agreement Shares pursuant to the Sales Agreement Prospectus Supplement, the Sales Agreement Shares are duly authorized, and when issued against receipt of the consideration therefor in accordance with the provisions of the Sales Agreement, will be validly issued, fully paid and nonassessable.

(5)	With respect to the Units, when (i) the Board (or a duly constituted and acting committee thereof) has taken all necessary action to approve the issuance and establish the terms of the Units, the terms of the offering of such Units, and related matters, (ii) one or more agreements incorporating the terms and other provisions thereof has been duly executed and delivered by the Company and a unit agent (each, a “Unit Agreement”), (iii) the Unit certificates have been duly executed, authenticated or countersigned, issued and delivered in accordance with the terms of the appropriate Unit Agreement (assuming the Securities issuable upon exercise of the Securities comprising the Units have been duly authorized and reserved for issuance by all necessary corporate action), and upon payment of the consideration therefor or provided for therein, then the Units will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally and general principles of equity.

June 26, 2026

The opinions expressed herein are qualified in the following respects:

(1)	We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine and (ii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

(2)	This opinion is limited in all respects to the laws of the State of New York and the Delaware General Corporation Law.

We hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectuses and to the filing of this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Proskauer Rose LLP